UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 4, 2010

Law Enforcement Associates Corporation

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-32565	56-2267438
(Commission File Number)	(IRS Employer Identification No.)

2609 Discovery Drive Suite 125, Raleigh, North Carolina	27616
(Address of principal executive offices)	(Zip Code)

(919) 872-6210

(Issuer’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On January 4, 2010, Law Enforcement Associates Corporation (the “Company”) was notified that, effective January 1, 2010, Frost, PLLC (“Frost”) and certain partners of Moore Stephens Wurth Frazer and Torbet, LLP (“MSWFT”) formed Frazer Frost, LLP (“Frazer Frost”), a new partnership. Pursuant to the terms of a combination agreement by and among Frost, MSWFT and Frazer Frost, (the “Combination Agreement”), each of Frost and MSWFT contributed substantially all of their assets and certain of their liabilities to Frazer Frost, resulting in Frazer Frost assuming Frost’s engagement letter with the Company and becoming the Company’s new independent accounting firm. As of the date of this Current Report, Frazer Frost is not registered with the Public Company Accounting and Oversight Board (PCAOB), however such registration is in process.

The audit report of Frost on the financial statements of the Company as of and for the year ended December 31, 2008 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2008 and 2007 and through January 1, 2010, the Company did not consult with Frazer Frost on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and Frazer Frost did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

In connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2008 and through the date of this Current Report, there were: (i) no disagreements between the Company and Frost on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Frost, would have caused Frost to make reference to the subject matter of the disagreement in their report on the Company’s financial statements for such year, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K, other than a communication on internal control from Frost in March 2009. Concurrently with the issuance of its report on its audit of the Company’s financial statements for the year ended December 31, 2008, Frost advised the Audit Committee of the Board of Directors of the Company of a material weakness in internal control over financial reporting relating to a failure to maintain a sufficient number of personnel to support the financial reporting process, among other things. Frost also advised that segregation of duties within the Company’s accounting department did not exist due to limited personnel. Frost did not express an opinion nor provide assurance on internal control. Its advice, which it discussed with the Audit Committee, was based on the preliminary evaluations on internal control over financial reporting performed by management, as evaluated by Frost as a part of planning and performing its audit.

The Company has provided Frost a copy of the disclosures in this Form 8-K and has requested that Frost furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Frost agrees with the Company’s statements made herein pursuant to Item 304(a) of Regulation S-K. A copy of the letter dated January 7, 2010, furnished by Frost in response to that request is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this report:

Exhibit Number	Description

16.1	Letter of Frost, PLLC dated January 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAW ENFORCEMENT ASSOCIATES CORPORATION

By:	/S/ PAUL BRIGGS
Paul Briggs
President, Chief Executive Officer and Chief Financial Officer

Dated: January 7, 2010

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter of Frost, PLLC dated January 7, 2010